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                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
                       -----------------------

                               FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 10, 2002

                              VERSAR, INC.
       (Exact Name of Registrant as Specified in its Charter)


           Delaware             1-9309               54-0852979
      (State or Other  (Commission File Number)  (IRS Employer
       Jurisdiction)                              Identification No.)

           6850 Versar Center, Springfield, Virginia 22151
               (Address of Principal Executive Offices)

                            (703) 750-3000
        (Registrant's Telephone Number, Including Area Code)

                            Not Applicable
    (Former Name or Former Address, if Changed Since Last Report)


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Item 4.  Changes in Registrant's Certifying Accountant.

     	On June 10, 2002, on the recommendation of its Audit Committee, the Board of Directors dismissed Arthur Andersen LLP (Andersen) as Versar, Inc.'s (Versar) independent public accountants and approved the selection of Grant Thornton LLP to serve as Versar's independent public accountants for the current fiscal year, which ends on June 30, 2002. The change in independent public accountants is effective immediately.

  	Andersen's reports on Versar's consolidated financial statements for each of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

  	During each of our two most recent fiscal years, and during the interim period between June 30, 2001, and the date of this form 8-K, there have been no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

  	During each of our two most recent fiscal years, and through the date of this Form 8-K, neither Versar nor anyone acting on its behalf consulted Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              Exhibit 16 - Letter of Arthur Andersen LLP regarding change in certifying accountant.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  VERSAR, INC.



                                  By  /S/ Lawrence W. Sinnott
                                    ----------------------------
                                    Lawrence W. Sinnott
                                    Senior Vice President, Chief
                                    Financial Officer and Treasurer
                                    (Principal Financial Officer)

Date:  June 10, 2002

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